Exhibit 10.2

iSHARES® COPPER TRUST SUBLICENSE AGREEMENT

This Sublicense Agreement (the “Agreement”) is made as of [            ], 2011, by and between BlackRock Asset Management International Inc., a corporation organized under the laws of the State of Delaware (“BlackRock”), and The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York acting in its capacity as trustee (the “Trustee”) of the iShares® Copper Trust, a trust organized under the laws of the State of New York (the “Trust”).

RECITALS

WHEREAS, pursuant to that certain License Agreement effective on the date hereof (the “License Agreement”) between The Bank of New York Mellon (in its individual capacity, the “Bank”), and BlackRock, BlackRock obtained a license to use in connection with the Trust certain intellectual property (the “Licensor Patent Rights”); and

WHEREAS, BlackRock has the right pursuant to the License Agreement to sublicense Licensor Patent Rights thereunder to the Trust; and

WHEREAS, the Trust wishes to have the right to use the Licensor Patent Rights in connection with its operation as an exchanged traded fund, as described in the Registration Statement on Form S-1 of the Trust, Registration No. 333-170131, as amended from time to time (the “Registration Statement”); and

WHEREAS, BlackRock wishes to grant a sublicense to the Trust for the use of the Licensor Patent Rights;

NOW, THEREFORE, the parties hereto agree as follows:

1. Certain Definitions.

For the purposes of this Agreement, the following terms have the following meanings:

“Copper-Based Securities Product” means any investment product that is based solely on the securitization of copper.

“Licensed Product” means any Copper-Based Securities Product that is sold, sponsored or issued by the Trust in the Territory that is covered by or encompasses a claim contained in Licensor Patent Rights, including, but not limited to, the iShares® Copper Trust and any cross-listings of the shares thereof for trading on any non-U.S. securities exchanges within the Territory.

“Territory” means worldwide.

2. Grant of Sublicense. Subject to the terms and conditions of this Agreement, BlackRock hereby grants to the Trust a non-exclusive, personal, non-transferable (except as provided in Article 10) sublicense to use the Licensor Patent Rights for the term of this Agreement solely for the purpose of establishing, operating and marketing the Licensed Product in the Territory.

3. Performance of Obligations Under the License. The Trust will be responsible for performing all of BlackRock’s obligations under the License Agreement (other than the payment of any license fees), as such obligations relate to use of the Licensor Patent Rights.

4. Fees. The Trust shall have no obligation to pay any sublicense fees to BlackRock or the Bank under this Agreement.

5. Termination. This Agreement shall terminate upon the earlier to occur of (a) termination of the License Agreement, or (b) termination of the Trust. BlackRock shall notify the Trustee as soon as reasonably practicable of the occurrence of an event described in (a) above. Upon termination of this Agreement, the Trust’s right to use the Licensor Patent Rights pursuant to the License Agreement shall terminate immediately.

6. Indemnification.

(a) The Trust shall indemnify and hold harmless BlackRock, its officers, employees, agents, successors, and assigns against all judgments, damages, costs or losses of any kind (including reasonable attorneys’ fees and experts’ fees) resulting from any claim, action or proceeding (collectively “Claims”) that arises out of or relates to any breach by BlackRock of its covenants, other obligations, representations, or warranties under the License Agreement caused by the actions or inactions of the Trust. The provisions of this section shall survive termination of this Agreement.

(b) BlackRock shall indemnify and hold harmless the Trust against all judgments, damages, costs or losses of any kind (including reasonable attorneys’ fees and experts’ fees) resulting from any Claims that arise out of or relate to any assertion by the Bank that the business or operations of the Trust, as described in the Registration Statement, violate Licensor Patent Rights.

7. Representations. Each party hereby represents and warrants that (i) it has the power and authority to enter into this Agreement and perform its obligations hereunder; and (ii) the execution and delivery of this Agreement have been duly authorized and all necessary actions have been taken to make this Agreement a legal, valid and binding obligation of such party enforceable in accordance with its terms.

8. Limitation of Liability.

IN NO EVENT SHALL TRUSTEE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR OTHER INDIRECT DAMAGES PURSUANT TO THIS AGREEMENT, HOWSOEVER CAUSED, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. Acknowledgement of Rights.

(a) During the term of this Agreement, the Trust will not directly or indirectly: (i) initiate or participate in any proceeding of any kind opposing the grant of any patent, or challenging any patent application, within the Licensor Patent Rights, (ii) dispute the validity or enforceability of any patent within the Licensor Patent Rights or any of the claims thereof, or (iii) assist any other person to do any of the foregoing (except if required by court order or subpoena).

(b) During the term of this Agreement and thereafter, the Trust shall not directly or indirectly interfere improperly with the Bank’s ability to negotiate with any potential licensee under, or any potential purchaser of, the Licensor Patent Rights, or assist any other person to do the foregoing (except if required by court order or subpoena). This paragraph shall survive termination or expiration of this Agreement for any reason.

10. Assignment. The Trustee will not make, or purport to make, any assignment or other transfer of this Agreement on behalf of the Trust except with the prior written consent of BlackRock. BlackRock may assign its rights and obligations under this Agreement effective upon the giving of written notice to the Trustee.

11. Amendment. No provision of this Agreement may be waived, altered, or amended except by written agreement of the parties.

12. Entire Agreement. This Agreement and applicable provisions of the License Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

13. Construction. Headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of any of its provisions. Each of the provisions of this Agreement is severable, and the invalidity or inapplicability of one or more provisions, in whole or in part, shall not affect any other provision. To the extent not preempted by federal law, this Agreement shall be construed and interpreted under the laws of the State of New York, without reference to any choice of law rules.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute only one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written, with intent to be bound hereby.

BLACKROCK ASSET MANAGEMENT INTERNATIONAL INC.	THE BANK OF NEW YORK MELLON, in its capacity as Trustee of the iSHARES® COPPER TRUST

By:	By:
Authorized Signature	Authorized Signature

Name:	Name:
Title:	Title:.

By:
Authorized Signature

Name:
Title: